Exhibit 5.1

July 16, 2007

Dyax Corp.
300 Technology Square
Cambridge, MA  02139

Ladies and Gentlemen:

Reference is made to our opinion dated April 14, 2006 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed on April 17, 2006 by Dyax Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Securities Act”).  The Registration Statement was declared effective by the Commission on May 3, 2006.  We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”) filed on July 13, 2007 by the Company with the Commission pursuant to Rule 424 under the Securities Act.  The Prospectus Supplement relates to the offering by the Company of up to 11,000,000 shares of the Company’s common stock, $0.01 par value (the “Shares”) covered by the Registration Statement.  We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement.  We are familiar with the proceedings of the Board of Directors of the Company and its committees in connection with the authorization, issuance and sale of the Shares.  We have examined such other documents as we consider necessary to render this opinion.

The opinion rendered herein is limited to Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement.

Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

Edwards Angell Palmer & Dodge LLP